Exhibit 99.2

First Quarter 2010

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2009 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; uncertainties associated with the global capital markets, including the continued availability of traditional sources of capital and liquidity and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the emergency stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the impact of the lack of sales of condominium units at the Atlanta Condominium Project; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness or the responsibility for limited recourse guarantees; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium conversion and for-sale housing business, including the timing and volume of condominium sales and including the ability to sell units above sales prices; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the effectiveness of interest rate hedging contracts; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the Equal Rights Center regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the costs of remediating damage to the Company’s communities that have stucco or exterior insulation finishing systems for potential water penetration and other related issues; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnership in which it has partial interests; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

POST PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(Unaudited)

	Three months ended March 31,
	2010	2009
Revenues
Rental	$65,134	$65,384
Other property revenues	3,726	3,568
Other	283	226

Total revenues	69,143	69,178

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	33,491	32,698
Depreciation	18,471	17,592
General and administrative (1)	4,676	4,409
Investment and development (2)	602	997
Other investment costs (2)	669	653

Total expenses	57,909	56,349

Operating income	11,234	12,829

Interest income	169	115
Interest expense	(12,613)	(14,178)
Amortization of deferred financing costs	(833)	(934)
Net gains (losses) on condominium sales activities (3)	948	(260)
Equity in income of unconsolidated real estate entities	123	110
Other income (expense) (4)	(155)	1,059
Net gain on early extinguishment of indebtedness (5)	-	898

Loss from continuing operations	(1,127)	(361)

Discontinued operations (6)
Income from discontinued property operations	-	2,609

Income from discontinued operations	-	2,609

Net income (loss)	(1,127)	2,248
Noncontrolling interests - consolidated real estate entities	(61)	76
Noncontrolling interests - Operating Partnership	11	(2)

Net income (loss) attributable to the Company	(1,177)	2,322
Dividends to preferred shareholders	(1,890)	(1,909)
Preferred stock redemption costs	(8)	-

Net income (loss) available to common shareholders	$(3,075)	$413

Per common share data - Basic (7)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.06)	$(0.05)
Income from discontinued operations	-	0.06

Net income (loss) available to common shareholders	$(0.06)	$0.01

Weighted average common shares outstanding - basic	48,370	44,114

Per common share data - Diluted (7)
Loss from continuing operations (net of preferred dividends and redemption costs)	$(0.06)	$(0.05)
Income from discontinued operations	-	0.06

Net income (loss) available to common shareholders	$(0.06)	$0.01

Weighted average common shares outstanding - diluted	48,370	44,114

POST PROPERTIES, INC.

NOTES TO CONSOLIDATED

STATEMENTS OF OPERATIONS

(In thousands, except per share or unit data)

(1)

For the three months ended March 31, 2010, as compared to 2009, general and administrative costs increased as a result of additional legal expenses of $627 in 2010 related primarily to property litigation associated with the Company’s ground lease and related land acquisition rights at one of its Washington, D.C. communities, partially offset by reduced personnel costs of approximately $403 resulting from workforce reductions and a management reorganization in the fourth quarter of 2009.

(2)

Investment and development expenses for the three months ended March 31, 2010 and 2009 included investment group expenses, development personnel and associated costs not allocable to current development projects. Other investment costs for the three months ended March 31, 2010 and 2009 includes land carry costs, primarily property taxes and assessments.

(3)

For the three months ended March 31, 2010 and 2009, loss from continuing operations included net gains (losses) from condominium sales activities at newly developed and condominium conversion projects representing portions of existing communities. In addition, condominium gains are net of certain expensed sales, marketing and administrative costs associated with condominium communities under development and in pre-sale totaling $437 and $124 for the three months ended March 31, 2010 and 2009, respectively. A summary of revenues and costs and expenses of condominium activities for the three months ended March 31, 2010 and 2009 is as follows:

	Three months ended March 31,
	2010	2009
Condominium revenues	$1,840	$2,046
Condominium costs and expenses	(892)	(2,306)

Net gains (losses) on sales of condominiums	$948	$(260)

(4)

For the three months ended March 31, 2010 and 2009, other income (expense) included estimated state franchise and other income taxes. For the three months ended March 31, 2009, other income (expense) also included non-cash income of $874 related to the mark-to-market of an interest rate swap agreement that became ineffective under generally accepted accounting principles in that period and non-cash income of approximately $376 related to a reduction in estimated costs associated with hurricane damage sustained in prior years, offset by inspection expenses related to the Company’s exterior remediation project.

(5)

Net gain on early extinguishment of indebtedness for the three months ended March 31, 2009 included a net gain of $3,524 from the early extinguishment of debt related to the Company’s tender offer for its 2010 and 2011 senior unsecured bonds offset by a net loss of $2,626 on the prepayment of the Company’s weekly-remarketed, variable rate taxable mortgage bonds and an associated interest rate swap agreement.

(6)

In accordance with ASC Topic 360, “Property, Plant and Equipment” (previously referred to as SFAS No. 144), the operating results of real estate assets designated as held for sale or sold are included in discontinued operations for all periods presented. Additionally, all subsequent gains or additional losses on the sale of these assets are included in discontinued operations. There were no communities classified as held for sale at March 31, 2010.

For the three months ended March 31, 2009, income from discontinued operations included the operating results of three apartment communities, containing 1,328 units. The operating revenues and expenses of these communities for the three months ended March 31, 2009 were as follows:

Three months ended March 31, 2009
Revenues
Rental	$ 4,235
Other property revenues	258

Total revenues	4,493

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	1,472
Interest	412

Total expenses	1,884

Income from discontinued property operations	$ 2,609

(7)

Post Properties, Inc. is structured as an UPREIT, or Umbrella Partnership Real Estate Investment Trust. Post GP Holdings, Inc., a wholly-owned subsidiary of the Company, is the sole general partner and, together with Post LP Holdings, Inc., also a wholly-owned subsidiary of the Company, owns the controlling interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of March 31, 2010, there were 48,772 units of the Operating Partnership outstanding, of which 48,598, or 99.6%, were owned by the Company.

POST PROPERTIES, INC.

CALCULATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

AVAILABLE TO COMMON SHAREHOLDERS AND UNITHOLDERS

(In thousands, except per share or unit data)

(Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended March 31,
	2010	2009
Net income (loss) available to common shareholders	$ (3,075)	$ 413
Noncontrolling interests - Operating Partnership	(11)	2
Depreciation on consolidated real estate assets, net (1)	18,002	17,077
Depreciation on real estate assets held in unconsolidated entities	354	350
Losses (gains) on sales of condominiums	(948)	260
Incremental gains (losses) on condominium sales (2)	722	(1,113)
Funds from operations available to common shareholders and unitholders (A)	$ 15,044	$ 16,989

Funds from operations available to common shareholders and unitholders (A)	$ 15,044	$ 16,989
Annually recurring capital expenditures	(2,578)	(2,633)
Periodically recurring capital expenditures (3)	(551)	(3,724)
Non-cash income related to mark-to-market of interest rate swap agreement	-	(874)
Non-cash straight-line adjustment for ground lease expenses	281	289
Net gain on early extinguishment of indebtedness	-	(898)
Preferred stock redemption costs	8	-

Adjusted funds from operations available to common shareholders and unitholders (4) (B)	$ 12,204	$ 9,149

Per Common Share Data - Basic
Funds (deficit) from operations per share or unit, as defined (A÷C)	$ 0.31	$ 0.38
Adjusted funds from operations per share or unit (4) (B÷C)	$ 0.25	$ 0.21
Dividends declared	$ 0.20	$ 0.20
Weighted average shares outstanding	48,557	44,299
Weighted average shares and units outstanding (C)	48,731	44,517

Per Common Share Data - Diluted
Funds (deficit) from operations per share or unit, as defined (A÷D)	$ 0.31	$ 0.38
Adjusted funds from operations per share or unit (4) (B÷D)	$ 0.25	$ 0.21
Dividends declared	$ 0.20	$ 0.20
Weighted average shares outstanding (5)	48,665	44,299
Weighted average shares and units outstanding (5) (D)	48,838	44,517

(1)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.
(2)

For conversion projects, the Company recognizes accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceed the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognizes incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceed the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflects the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time. For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP.

(3)

Excludes approximately $4,895 and $5,372 for the three months ended March 31, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project. Includes approximately $1,918 of periodically recurring capital expenditures associated with communities under rehabilitation for the three months ended March 31, 2009.

(4)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of funds from operations, non-real estate related capital expenditures of $351 and $59 for the three months ended March 31, 2010 and 2009, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

(5)

Diluted weighted average shares and units include the impact of dilutive securities totaling 108 for the three months ended March 31, 2010. These dilutive securities were antidilutive to the computation of income (loss) per share, as the Company reported a loss from continuing operations for this period under generally accepted accounting principles. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 187 and 185 for the three months ended March 31, 2010 and 2009, respectively, for the computation of funds from operations per share. Such non-vested shares and units are considered in the income (loss) per share computations under generally accepted accounting principles using the “two-class method.”

POST PROPERTIES, INC.

SAME STORE RESULTS

(In thousands, except per share or unit data)

(Unaudited)

Same Store Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income and Table 3 on page 25 for a quarterly margin analysis. The operating performance and capital expenditures of the 43 communities containing 15,713 apartment units which were fully stabilized as of January 1, 2009, is summarized as follows:

	Three months ended March 31,
	2010	2009	% Change
Revenues:
Rental and other revenue	$ 55,839	$ 58,707	(4.9)%
Utility reimbursements	1,753	1,641	6.8%

Total rental and other revenues	$ 57,592	$ 60,348	(4.6)%

Property operating and maintenance expenses:
Personnel expenses	5,755	5,536	4.0%
Utility expense	3,494	3,381	3.3%
Real estate taxes and fees	8,251	8,657	(4.7)%
Insurance expenses	1,026	996	3.0%
Building and grounds repairs and maintenance	3,597	3,262	10.3%
Ground lease expense	668	668	0.0%
Other expenses	1,603	1,788	(10.3)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	24,394	24,288	0.4%

Same store net operating income	$33,198	$36,060	(7.9)%

Capital expenditures (1)
Annually recurring:
Carpet	$595	$592	0.5%
Other	1,881	1,785	5.4%

Total annually recurring	2,476	2,377	4.2%
Periodically recurring (2)	5,063	6,418	(21.1)%

Total capital expenditures (A)	$ 7,539	$ 8,795	(14.3)%
Total capital expenditures per unit
(A ÷ 15,713 units)	$480	$560	(14.3)%

Average monthly rental rate per unit (3)	$ 1,213	$ 1,303	(6.9)%

Gross turnover (4)	41.7%	42.6%	(0.9)%

Net turnover (5)	36.8%	35.4%	1.4%

(1)

See Table 4 on page 26 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented on the consolidated cash flow statements prepared under GAAP.

(2)

Periodically recurring capital expenditures included $4,895 and $5,372 for the three months ended March 31, 2010 and 2009, respectively, related to the Company’s exterior remediation project. Periodically recurring capital expenditures included $76 and $325 for the three months ended March 31, 2010 and 2009, respectively, related to the Company’s “resident design center” program.

(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

(4)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
(5)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

Same Store Operating Results by Market –

Comparison of First Quarter of 2010 to First Quarter of 2009

(Increase (decrease) from same period in prior year)

	Three months ended
	March 31, 2010
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(4.2)%		0.2%		(7.4)%		3.2%
Washington, D.C.	(0.4)%		6.9%		(4.4)%		(0.2)%
Dallas	(7.4)%		2.4%		(14.1)%		(0.4)%
Tampa	(2.5)%		(5.4)%		(0.6)%		2.2%
Charlotte	(9.2)%		5.8%		(17.1)%		2.4%
New York	(10.7)%		4.5%		(20.3)%		1.3%
Houston	(6.8)%		(15.5)%		1.1%		(0.1)%
Orlando	1.5%		2.3%		0.9%		2.2%
Austin	(1.7)%		(7.3)%		3.1%		4.3%

Total	(4.6)%		0.4%		(7.9)%		1.4

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

Market	Apartment Units	% of NOI Three months ended March 31, 2010	Average Economic Occupancy (1)		Physical Occupancy at March 31, 2010 (2)	Average Rental Rate Per Unit Three Months Ended March 31, 2010 (3)
			Three months ended March 31,
			2010	2009
Atlanta	4,800	26.2%	96.2%	93.0%	95.6%	$1,036
Washington, D.C.	1,905	18.8%	94.1%	94.3%	93.8%	1,773
Dallas	3,429	17.2%	94.0%	94.4%	93.9%	1,008
Tampa	2,111	14.1%	97.5%	95.3%	97.1%	1,173
Charlotte	1,388	7.5%	93.4%	91.0%	93.7%	1,016
New York	337	5.4%	93.6%	92.3%	94.4%	3,586
Houston	837	4.9%	92.0%	92.1%	91.3%	1,190
Orlando	598	3.9%	96.9%	94.7%	95.5%	1,280
Austin	308	2.0%	97.0%	92.7%	94.8%	1,274

Total	15,713	100.0%	95.0%	93.6%	94.8%	$1,213

(1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 93.8% and 91.8% for the three months ended March 31, 2010 and 2009, respectively. For the three months ended March 31, 2010 and 2009, net concessions were $506 and $888, respectively, and employee discounts were $174 and $198, respectively.

(2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
(3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 24 for further information.

Same Store Sequential Comparison

	Three months ended
	March 31, 2010	December 31, 2009	% Change
Rental and other revenue	$ 55,839	$ 56,013	(0.3)%
Utility reimbursements	1,753	1,684	4.1%

Total rental and other revenues	$ 57,592	$ 57,697	(0.2)%

Personnel expenses	5,755	5,438	5.8%
Utility expense	3,494	3,184	9.7%
Real estate taxes and fees	8,251	7,715	6.9%
Insurance expenses	1,026	958	7.1%
Building and grounds repairs and maintenance	3,597	4,142	(13.2)%
Ground lease expense	668	668	0.0%
Other expenses	1,603	1,779	(9.9)%

Total property operating and maintenance expenses (excluding depreciation and amortization)	24,394	23,884	2.1%

Same store net operating income (1)	$ 33,198	$ 33,813	(1.8)%

Average economic occupancy	95.0%	94.4%	0.6%

Average monthly rental rate per unit	$ 1,213	$ 1,225	(1.0)%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market –

Comparison of First Quarter of 2010 to Fourth Quarter 2009

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	(0.4)%		(1.1)%		0.2%		0.2%
Washington, D.C.	0.1%		5.6%		(2.9)%		(0.2)%
Dallas	(0.2)%		(1.2)%		0.7%		0.8%
Tampa	0.9%		4.8%		(1.4)%		1.2%
Charlotte	(0.6)%		1.5%		(1.9)%		1.6%
New York	(1.6)%		(0.2)%		(2.8)%		0.5%
Houston	(2.9)%		6.5%		(9.0)%		0.6%
Orlando	0.9%		20.7%		(10.8)%		1.5%
Austin	2.6%		4.8%		0.9%		3.9%

Total	(0.2)%		2.1%		(1.8)%		0.6%

(1)	See Table 2 on page 24 for a reconciliation of these components of same store net operating income and Table 1 on page 23 for a reconciliation of same store net operating income to GAAP net income.

POST PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share or unit data)

	March 31, 2010	December 31, 2009
	(Unaudited)
Assets
Real estate assets
Land	$284,673	$283,217
Building and improvements	2,003,185	1,983,839
Furniture, fixtures and equipment	233,880	230,271
Construction in progress	13,567	28,274
Land held for future investment	93,800	93,899

	2,629,105	2,619,500
Less: accumulated depreciation	(643,642)	(625,391)
Condominiums, for-sale and under construction	121,519	107,366
Assets held for sale	5,045	5,045

Total real estate assets	2,112,027	2,106,520
Investments in and advances to unconsolidated real estate entities	8,194	8,322
Cash and cash equivalents	11,299	13,347
Restricted cash	12,503	11,177
Deferred charges, net	8,520	8,365
Other assets	28,313	29,698

Total assets	$2,180,856	$2,177,429

Liabilities and equity
Indebtedness	$1,008,551	$992,760
Accounts payable and accrued expenses	73,826	79,815
Investments in unconsolidated real estate entities	54,551	54,706
Dividend and distribution payable	9,754	9,724
Accrued interest payable	10,276	4,890
Security deposits and prepaid rents	16,528	16,079

Total liabilities	1,173,486	1,157,974

Redeemable common units	3,822	3,402

Commitments and contingencies
Equity
Company shareholders' equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 884 and 900 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference
$25 per share, 1,994 and 2,000 shares issued and outstanding at March 31, 2010 and December 31, 2009, respectively	20	20
Common stock, $.01 par value, 100,000 authorized:
48,598 and 48,453 shares issued and 48,598 and 48,445 shares outstanding at March 31, 2010 and December 31, 2009, respectively	485	484
Additional paid-in-capital	961,350	960,593
Accumulated earnings	44,007	57,253

	1,005,871	1,018,359
Less common stock in treasury, at cost, 92 and 97 shares at March 31, 2010 and December 31, 2009, respectively	(3,141)	(3,240)

Total Company shareholders' equity	1,002,730	1,015,119
Noncontrolling interests - consolidated real estate entities	818	934

Total equity	1,003,548	1,016,053

Total liabilities and equity	$ 2,180,856	$ 2,177,429

POST PROPERTIES, INC.

DEBT SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

Summary of Outstanding Debt at March 31, 2010 - Consolidated

			Weighted Average Rate (1)
		Percentage	March 31,
Type of Indebtedness	Balance	of Total	2010	2009
Unsecured fixed rate senior notes	$335,917	33.3%	6.4%	6.4%
Secured fixed rate notes	648,481	64.3%	5.7%	5.8%
Unsecured lines of credit	16,000	1.6%	1.0%	1.0%
Secured variable rate construction note	8,153	0.8%	1.6%	-

	$1,008,551	100.0%	5.9%	5.6%

		Percentage	Weighted Average Maturity
	Balance	of Total Debt	of Total Debt (2) (3)
Total fixed rate debt	$984,398	97.6%	4.9
Total variable rate debt	24,153	2.4%	1.1

Total debt	$1,008,551	100.0%	4.8

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Average Rate on Debt Maturities (1)	Amount		Company Share	Weighted Average Rate on Debt Maturities (1)
Remainder of 2010	$101,149		7.7%	$-		$-	0.0%
2011	37,276	(3)	2.7%	63,919	(4)	63,919	1.7%
2012	100,104		5.5%	-		-	0.0%
2013	186,606		6.1%	79,772		27,920	5.8%
2014	188,644		6.1%	-		-	0.0%
Thereafter	394,772		5.6%	126,723		31,681	5.7%

	$1,008,551		5.9%	$270,414		$123,520	4.1%

Debt Statistics

	Three months ended March 31,
	2010	2009
Interest coverage ratio (5)(6)	2.4x	2.3x
Fixed charge coverage ratio (5)(7)	2.1x	2.0x
Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	39.5%	40.9%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	42.8%	44.2%

(1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at March 31, 2009 are based on the debt outstanding at that date.
(2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
(3)	Includes outstanding indebtedness on lines of credit of $16,000 maturing in 2011.
(4)	Amount represents the outstanding balance of the condominium portion of the total construction loan outstanding on the Company’s mixed-use development. See page 18 for further discussion.
(5)	Calculated for the three months ended March 31, 2010 and 2009.
(6)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. For purposes of this calculation, net income available for debt service represents income from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and interest expense to consolidated interest expense is included in Table 5 on page 26.

(7)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders and distributions to preferred unitholders. For purposes of this calculation, net income available for debt service represents earnings from continuing operations, before preferred or common noncontrolling interest, gains on sales of real estate, impairment charges, interest expense, depreciation, amortization and income taxes. Net income available for debt service was also adjusted for the Company’s share of depreciation and interest expense from unconsolidated entities, and interest expense used in the calculation was adjusted to include the Company’s share of interest expense from unconsolidated entities. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to income from continuing operations and fixed charges to consolidated interest expense plus preferred dividends to shareholders and preferred distributions to unitholders is included in Table 5 on page 26.

(8)	A computation of the debt ratios is included in Table 6 on page 27.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

Covenant requirement (1)	As of March 31, 2010
Consolidated Debt to Total Assets cannot exceed 60%	36%
Secured Debt to Total Assets cannot exceed 40%	23%
Total Unencumbered Assets to Unsecured Debt must beat least 1.5/1	5.6x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.4x

(1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures are detailed below.

Ratio of Consolidated Debt to Total Assets
As of March 31, 2010
Consolidated debt, per balance sheet (A)	$1,008,551

Total assets, as defined (B) (Table A)	$2,815,978

Computed ratio (A÷B)	36%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets
Total secured debt (C)	$656,634

Computed ratio (C÷B)	23%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt
Consolidated debt, per balance sheet (A)	$1,008,551
Total secured debt (C)	(656,634)

Total unsecured debt (D)	$351,917

Total unencumbered assets, as defined (E) (Table A)	$1,954,816

Computed ratio (E÷D)	5.6x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized) (2)
Consolidated Income Available for Debt Service, as defined (F) (Table B)	$129,528

Annual Debt Service Charge, as defined (G) (Table B)	$53,868

Computed ratio (F÷G)	2.4x

Required minimum ratio	1.5x

(2)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2010 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

DEBT SUMMARY (CONT.)

(Dollars in thousands, except per share or unit data)

(Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of March 31, 2010
Total real estate assets	$2,112,027
Add:
Investments in and advances to unconsolidated real estate entities	8,194
Accumulated depreciation	643,642
Other tangible assets	52,115

Total assets for public debt covenant computations	2,815,978
Less:
Encumbered real estate assets	(861,162)

Total unencumbered assets for public debt covenant computations	$1,954,816

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge (Annualized) (1)

Consolidated income available for debt service	Three months ended March 31, 2010
Net loss	$(1,127)
Add:
Depreciation	18,471
Depreciation (company share) of assets held in unconsolidated entities	354
Amortization of deferred financing costs	833
Interest expense	12,613
Interest expense (company share) of assets held in unconsolidated entities	854
Income tax expense	280
Other non-cash expenses	1,052
Less:
Gains on sales of real estate assets	(948)

Consolidated income available for debt service	$32,382

Consolidated income available for debt service (annualized)	$129,528

Annual debt service charge
Consolidated interest expense	$12,613
Interest expense (company share) of assets held in unconsolidated entities	854

Debt service charge	$13,467

Debt service charge (annualized)	$53,868

(1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2010 results for comparison and presentation purposes. The computations using annual financial data also reflect compliance with the debt covenants.

POST PROPERTIES, INC.

SUMMARY OF APARTMENT COMMUNITIES IN LEASE-UP

AND LAND HELD FOR FUTURE INVESTMENT AND SALE

($ in millions)

Communities in Lease-Up

Community	Location	Number of Units	Retail Sq. Ft.	Estimated Total Cost	Costs Incurred as of 03/31/10	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (1)	Units Leased (2)	Percent Leased (2)
Post Sierra at Frisco Bridges™	Dallas, TX	268	29,000	$42.1	$40.4	2Q 2009	3Q 2010	228	85%
Post Park®	Wash. DC	396	1,700	84.7	81.6	2Q 2009	4Q 2010	215	54%
Post West Austin™	Austin, TX	329	-	53.2	51.2	2Q 2009	3Q 2010	231	70%

Total		993	30,700	$180.0	$173.2			674	68%

(1)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.
(2)	As of April 26, 2010.

Land Held for Future Investment and Sale

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all or that land held for sale will be sold.

Land Held for Future Investment:

Project	Metro Area	Carrying Value At Mar. 31, 2010 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$ 6,652	2.5
Allen Plaza	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,774	1.0
Spring Hill	Atlanta, GA	2,023	9.1
South Lamar	Austin, TX	4,942	4.0
Frisco Bridges II	Dallas, TX	5,480	5.4
Midtown Square III	Houston, TX	3,502	1.6
Richmond	Houston, TX	4,420	2.1
Baldwin Park	Orlando, FL	9,841	13.5
Wade	Raleigh, NC	14,544	39.6
Citrus Park	Tampa, FL	3,450	17.7
Soho Square	Tampa, FL	5,168	4.1
Carlyle Square II	Washington, D.C.	12,146	2.4

Total Land Held for Future Investment		$ 93,800	108.6

Land Held for Sale:

Project	Metro Area	Carrying Value At Mar. 31, 2010 (in thousands)	Estimated Usable Acreage
Wade	Raleigh, NC	$ 5,045	40.9

Total Land Held for Sale		$ 5,045	40.9

POST PROPERTIES, INC.

SUMMARY OF CONDOMINIUM PROJECTS

(Dollars in Thousands)

	The Ritz-Carlton Residences, Atlanta, Buckhead	Four Seasons Residences
Non-financial Data
Location	Atlanta, GA	Austin, TX
Ownership interest	(1)	100%
Residential square footage	245,539	291,452
Average unit square footage (2)	1,903	1,969
Quarter of first units available	2Q10	2Q10

Units (3)
Under contract	-	76
Closed	-	-
Available for sale	129	72

Total	129	148

Financial Data
Balance Sheet/Cost Data as of 3/31/10
Condominium book value	$27,241	$121,401
Condominium estimated cost to complete	$14,600	$15,099
Projected total cost (before impairment losses)	$116,574	$136,500

Units Closed as of 3/31/10
Quarter	-	-
Year to date	-	-

Gross Revenue as of 3/31/10
Quarter	$-	$17
Year to date	$-	$17

(1)

The mixed-use project (the “Mixed-Use LP”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condominium LLC”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condominium LLC owns an approximate 49% pro-rata interest in the Mixed-Use LP accounted for on the equity method, representing the condominium portion of the project. Due to its majority ownership of the Condominium LLC, the Company consolidates that entity on its consolidated balance sheet. See page 18 for further information regarding this project.

(2)	Average square footage information is based on approximate amounts and individual unit sizes may vary.
(3)

Unit status is as of April 26, 2010. There can be no assurance that condominium units under contract will close. In addition, the Company is in discussions with its construction lenders for The Ritz-Carlton Residences, Atlanta, Buckhead. These discussions are ongoing, and until such time that they are concluded, the Company is not able to execute sales contracts at prices below the minimum sales prices stated in the loan agreement without the lender’s prior written consent. As current market prices for condominium units at this project are substantially below the minimum sales prices, there are no executed sales contracts to date.

POST PROPERTIES, INC.

COMMUNITY ACQUISITION AND DISPOSITION SUMMARY

Property Name/Period	Location	Units	Year Built	Gross Amount Per Unit	Gross Amount

Acquisitions

2009
None

2010
None

Dispositions

Q2 2009
Post Dunwoody®	Atlanta, GA	530	1989-1996	$89,434	$47,400,000

Q3 2009
Post Forest®	Washington, D.C.	364	1990	$157,967	57,500,000
Post Ridge®	Atlanta, GA	434	1998	$103,226	44,800,000

2009 YTD Total					$149,700,000

Average Cap Rate – Dispositions – 2009					7.6%	(1)

2010
None

(1)	Based on trailing twelve-month net operating income after adjustments for management fee (3.0%) and capital reserves ($300/unit).

POST PROPERTIES, INC.

CAPITALIZED COSTS SUMMARY

(Dollars in thousands, except per share or unit data)

(Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three months ended March 31, 2010 and 2009 is detailed below.

	Three months ended March 31,
	2010	2009
Development and acquisition expenditures (1)	$16,518	$49,242
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	33	1,647
Other community additions and improvements (3) (6)	5,446	9,096
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	2,578	2,633
Corporate additions and improvements	351	59

	$24,926	$62,677

Other Data
Capitalized interest	$2,394	$3,107

Capitalized development and associated costs (5)	$240	$1,305

(1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
(2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
(3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
(4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
(5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
(6)	Periodically recurring expenditures includes $4,895 and $5,372 for the three months ended March 31, 2010 and 2009, respectively, related to the Company’s exterior remediation project.

POST PROPERTIES, INC.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(Dollars in thousands, except per share or unit data)

(Unaudited)

Apartments and Condominium Development Communities

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is as follows:

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%
3630 Peachtree South Tower (2)	Atlanta, GA	Mixed-Use	129	49%

Financial Data
	As of March 31, 2010						Three months ended March 31, 2010
Joint Venture Property	Gross Investment in Real Estate (9)	Mortgage/ Construction Notes Payable		Entity Equity	Company's Equity Investment		Entity NOI	Company's Equity in Earnings	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,743	$39,565	(4)	$12,164	$(4,239	)(1)	$614	$(19)
Post Crest® (1)	64,047	46,159	(4)	13,712	(6,705	)(1)	618	(44)
Post Lindbergh® (1)	60,363	41,000	(5)	16,852	(4,085	)(1)	618	(32)
Post Biltmore™	36,387	29,272	(6)	902	2,104		578	(16)
Post Massachusetts Avenue™	69,611	50,500	(7)	8,547	6,090		1,625	234
3630 Peachtree South Tower (2)	118,258	135,223	(8)	(21,764)	(39,522	)(3)	(122)	-
Total	$403,409	$341,719		$30,413	$(46,357)		$3,931	$123	$205	(10)

(1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

(2)

The mixed-use project (the “Master LP”) consists of 129 luxury for-sale condominiums to be marketed as The Ritz-Carlton Residences, Atlanta, Buckhead (sponsored through a joint venture between the Company and a private condominium developer; the “Condo LLC”) and approximately 425,000 square feet of Class A office space (sponsored through a joint venture between an office REIT and a private office developer). The Condo LLC owns an approximate 49% pro-rata interest in the Master LP accounted for on the equity method, representing the condominium portion of the project. Due to its majority ownership of the Condo LLC, the Company consolidates that entity on its consolidated balance sheet. The Company’s share of gross real estate assets and construction notes payable at March 31, 2010 was $26,930 and $63,919, respectively. See page 15 for further information regarding the for-sale condominium portion of the project.

(3)

The Company’s credit investment primarily results from a non-cash impairment charge of $68,219, net of the allocable loss to the noncontrolling joint venture interest in the entity of $6,514, to write down its investment to fair value in 2009. The credit investment is reflected in consolidated liabilities on the Company’s balance sheet.

(4)	These notes bear interest at a fixed rate of 5.63% and mature in 2017.
(5)	This note bears interest at a fixed rate of 5.71% and matures in 2017.
(6)	This note bears interest at a fixed rate of 5.83% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(7)	This note bears interest at a fixed rate of 5.82% and requires monthly interest only payments through 2013. The note is prepayable without penalty in September 2011.
(8)	At March 31, 2010, $135,223 was outstanding under a $178,840 construction loan facility bearing interest at a variable rate of LIBOR plus 1.35% and which matures in 2011.
(9)	Represents GAAP basis net book value plus accumulated depreciation.
(10)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.

POST PROPERTIES, INC.

NET ASSET VALUE SUPPLEMENTAL INFORMATION

(Dollars in thousands, except per share or unit data)

(Unaudited)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents below NOI for the quarter ended March 31, 2010 for properties stabilized by January 1, 2010 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized by January 1, 2010 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

Financial Data

(In thousands)

Income Statement Data	Three months ended March 31, 2010	Adjustments		As Adjusted
Rental revenues	$65,134	$(2,612)	(1)	$62,522
Other property revenues	3,726	(117)	(1)	3,609

Total rental and other revenues (A)	68,860	(2,729)		66,131
Property operating & maintenance expenses (excluding depreciation and amortization) (B)	33,491	(5,882)	(1)	27,609

Property net operating income (Table 1) (A-B)	$35,369	$3,153		$38,522

Assumed property management fee (calculated at 3% of revenues) (A x 3%)				(1,984)

Assumed property capital expenditure reserve ($300 per unit per year based on 17,179 units)				(1,288)

Adjusted property net operating income				$35,250

Annualized property net operating income (C)				$141,000

Apartment units represented (D)	19,863	(2,684)	(1)	17,179

Other Asset Data	As of March 31, 2010	Adjustments		As Adjusted
Cash & equivalents	$11,299	$-		$11,299
Real estate assets under construction, lease-up, conversion or rehabilitation, at cost (2)	13,567	215,661	(2)	229,228
Land held for future investment	93,800	-		93,800
Condominiums, for-sale and under construction	121,519	-		121,519
Assets held for sale	5,045	-		5,045
Investments in and advances to unconsolidated real estate entities (3)	8,194	(8,194)	(3)	-
Restricted cash and other assets	40,816	-		40,816
Cash & other assets of unconsolidated apartment entities (4)	5,991	(4,205)	(4)	1,786

Total (E)	$300,231	$203,262		$503,493

Other Liability Data
Indebtedness	$1,008,551	$-		$1,008,551
Investments in unconsolidated real estate entities (3)	54,551	(15,029)	(3)	39,522
Other liabilities (including noncontrolling interests) (5)	110,384	(14,265)	(5)	96,119
Total liabilities of unconsolidated apartment entities (6)	209,376	(148,943)	(6)	60,433

Total (F)	$1,382,862	$(178,237)		$1,204,625

Other Data

	As of March 31, 2010
	# Shares/Units	Stock Price	Implied Value
Liquidation value of preferred shares (G)			$94,068

Common shares outstanding	48,598
Common units outstanding	174

Total (H)	48,772	$22.02	$1,073,959

Implied market value of Company gross real estate assets (I) = (F+G+H-E)			$1,869,159

Implied Portfolio Capitalization Rate (C÷I)			7.5%

Implied market value of Company gross real estate assets per unit (I÷D)			$108.8

(1)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended March 31, 2010 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Under construction and lease-up	$(2,730)	$(188)	$(2,106)	(1,428)
Corporate property management expenses	-	-	(2,457)	-
Company share of unconsolidated entities	1,937	132	753	(1,256)
Corporate apartments and other	(1,819)	(61)	(2,072)	-

	$(2,612)	$(117)	$(5,882)	(2,684)

(2)

The “As Adjusted” amount represents CIP balance per the Company’s balance sheet plus the costs of properties under construction and lease-up that have been transferred to operating real estate assets as apartment units are completed. The “As Adjusted” column consists of the following:

As Adjusted CIP
Post Eastside™	$55,923
Post Sierra at Frisco Bridges™	40,448
Post Park®	81,629
Post West Austin™	51,228

$229,228

(3)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s net operating income of such investments is included in the adjusted net operating income reflected above. The “As Adjusted” liability amount represents the consolidated credit investment in 3630 Peachtree South Tower (i.e., The Ritz-Carlton Residences, Atlanta, Buckhead).

(4)

The “As of March 31, 2010” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

(5)

The “As of March 31, 2010” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses, security deposits and prepaid rents, and noncontrolling interests in consolidated real estate entities as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense.

(6)

The “As of March 31, 2010” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partner’s respective share of liabilities and the addition of noncontrolling interests of consolidated real estate entities of $818. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

POST PROPERTIES, INC.

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

(Dollars in thousands, except per share or unit data)

(Unaudited)

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash income (loss) related to mark-to-market of interest rate swap agreements and non-cash debt extinguishment costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income” is the most directly comparable GAAP measure to NOI.

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures are the lines on the Company’s consolidated statements of cash flows entitled “annually recurring capital expenditures” and “periodically recurring capital expenditures.”

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) an interest coverage ratio; (2) a fixed charge coverage ratio; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; and (8) a ratio of consolidated income available to debt service to annual debt service charge. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Reconciliations of Supplemental Non-GAAP Financial Measures

Table 1

Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(Dollars in thousands)

(Unaudited)

	Three months ended
	March 31, 2010	March 31, 2009	December 31, 2009
Total same store NOI	$33,198	$36,060	$33,813
Property NOI from other operating segments	2,171	194	2,162

Consolidated property NOI	35,369	36,254	35,975

Add (subtract):
Interest income	169	115	59
Other revenues	283	226	271
Depreciation	(18,471)	(17,592)	(20,053)
Interest expense	(12,613)	(14,178)	(12,979)
Amortization of deferred financing costs	(833)	(934)	(737)
General and administrative	(4,676)	(4,409)	(4,031)
Investment and development	(602)	(997)	(1,228)
Other investment costs	(669)	(653)	(111)
Impairment, severance and other charges	-	-	(4,040)
Gains (losses) on condominium sales activities, net	948	(260)	2,440
Equity in income of unconsolidated real estate entities	123	110	130
Other income (expense), net	(155)	1,059	(487)
Net gain (loss) on early extinguishment of indebtedness	-	898	(4,136)

Loss from continuing operations	(1,127)	(361)	(8,927)
Income from discontinued operations	-	2,609	-

Net income (loss)	$(1,127)	$2,248	$(8,927)

Table 2

Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(Dollars in thousands)

	Three months ended			Q1 ‘10 vs. Q1 ‘09 % Change	Q1 ‘10 vs. Q4 ‘09 % Change	Q1 ‘10 % Same Store NOI
	March 31, 2010	March 31, 2009	December 31, 2009
Rental and other revenues
Atlanta	$15,596	$16,280	$15,653	(4.2)%	(0.4)%
Washington, D.C.	10,085	10,121	10,070	(0.4)%	0.1%
Dallas	10,364	11,189	10,384	(7.4)%	(0.2)%
Tampa	7,721	7,923	7,651	(2.5)%	0.9%
Charlotte	4,156	4,577	4,180	(9.2)%	(0.6)%
New York	3,282	3,675	3,337	(10.7)%	(1.6)%
Houston	2,855	3,063	2,941	(6.8)%	(2.9)%
Orlando	2,340	2,306	2,318	1.5%	0.9%
Austin	1,193	1,214	1,163	(1.7)%	2.6%

Total rental and other revenues	57,592	60,348	57,697	(4.6)%	(0.2)%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	6,911	6,898	6,986	0.2%	(1.1)%
Washington, D.C.	3,833	3,584	3,629	6.9%	5.6%
Dallas	4,662	4,554	4,719	2.4%	(1.2)%
Tampa	3,042	3,217	2,904	(5.4)%	4.8%
Charlotte	1,667	1,576	1,642	5.8%	1.5%
New York	1,484	1,420	1,487	4.5%	(0.2)%
Houston	1,230	1,456	1,155	(15.5)%	6.5%
Orlando	1,045	1,022	866	2.3%	20.7%
Austin	520	561	496	(7.3)%	4.8%

Total	24,394	24,288	23,884	0.4%	2.1%

Net operating income
Atlanta	8,685	9,382	8,667	(7.4)%	0.2%	26.2%
Washington, D.C.	6,252	6,537	6,441	(4.4)%	(2.9)%	18.8%
Dallas	5,702	6,635	5,665	(14.1)%	0.7%	17.2%
Tampa	4,679	4,706	4,747	(0.6)%	(1.4)%	14.1%
Charlotte	2,489	3,001	2,538	(17.1)%	(1.9)%	7.5%
New York	1,798	2,255	1,850	(20.3)%	(2.8)%	5.4%
Houston	1,625	1,607	1,786	1.1%	(9.0)%	4.9%
Orlando	1,295	1,284	1,452	0.9%	(10.8)%	3.9%
Austin	673	653	667	3.1%	0.9%	2.0%

Total same store NOI	$33,198	$36,060	$33,813	(7.9)%	(1.8)%	100.0%

Average rental rate per unit
Atlanta	$1,036	$1,131	$1,046	(8.4)%	(1.0)%
Washington, D.C.	1,773	1,799	1,775	(1.4)%	(0.1)%
Dallas	1,008	1,093	1,023	(7.8)%	(1.5)%
Tampa	1,173	1,251	1,176	(6.2)%	(0.3)%
Charlotte	1,016	1,151	1,040	(11.7)%	(2.3)%
New York	3,586	3,939	3,641	(9.0)%	(1.5)%
Houston	1,190	1,269	1,215	(6.2)%	(2.1)%
Orlando	1,280	1,373	1,291	(6.8)%	(0.8)%
Austin	1,274	1,346	1,278	(5.3)%	(0.3)%
Total average rental rate per unit	1,213	1,303	1,225	(6.9)%	(1.0)%

Table 3

Quarterly Margin Analysis

(Dollars in thousands)

	For the three months ended March 31, 2010
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income (“NOI”)	NOI Margin	Expense Margin
Same store	$57,592	$24,394	$33,198	57.6%	42.4%
Partially stabilized (1)	3,451	1,480	1,971	57.1%	42.9%
Development and lease-up communities (2)	2,918	2,106	812	27.8%	72.2%
Other property segments:
Corporate apartments	1,882	1,790	92	4.9%	95.1%
Commercial	3,017	1,264	1,753	58.1%	41.9%
Corporate property management expenses (3)	-	2,457	(2,457)

	$68,860	$33,491

Consolidated property NOI (4)			$35,369

Third-party management fees			$205

(1)	Partially stabilized communities include Post Alexander™, Post Peachtree Hills® and Post Heights™.
(2)	Development, rehabilitation and lease-up communities include Post Eastside™, Post Sierra at Frisco Bridges™, Post Park® and Post West Austin™.
(3)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$2,457
Less: Third-party management fees	(205)

Net property management expenses	$2,252

Denominator:
Total rental and other property revenues	$68,860
Less: Corporate apartment revenues	(1,882)

Adjusted property revenues	$66,978

Net property management expenses as a percentage of adjusted property revenues	3.4%

(4)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 23 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Table 4

Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(Dollars in thousands)

	Three months ended March 31,
	2010	2009
Annually recurring capital expenditures by operating segment
Fully stabilized	$2,476	$2,377
Communities stabilized during 2009	61	52
Development and lease-up	17	18
Other segments	24	186

Total annually recurring capital expenditures per statements of cash flows	$2,578	$2,633

Periodically recurring capital expenditures by operating segment
Fully stabilized	$5,063	$6,418
Communities stabilized during 2009	8	1,918
Development and lease-up	36	-
Other segments	339	760

Total periodically recurring capital expenditures per statements of cash flows (1)	$5,446	$9,096

(1)

Includes approximately $4,895 and $5,372 for the three months ended March 31, 2010 and 2009, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project.

Table 5

Computation of Interest and Fixed Charge Coverage Ratios

(Dollars in thousands)

	Three months ended March 31,
	2010	2009
Loss from continuing operations	$(1,127)	$(361)
Other non-cash expenses, net	1,052	919
Income tax expense	280	281
Losses (gains) on sales of real estate assets	(948)	260
Net gains on early extinguishment of indebtedness	-	(898)
Depreciation expense	18,471	17,592
Depreciation (company share) of assets held in unconsolidated entities	354	350
Interest expense	12,613	14,178
Interest expense (company share) of assets held in unconsolidated entities	854	854
Amortization of deferred financing costs	833	934

Income available for debt service (A)	$32,382	$34,109

Interest expense	$12,613	$14,178
Interest expense (company share) of assets held in unconsolidated entities	854	854

Interest expense for purposes of computation (B)	13,467	15,032
Dividends and distributions to preferred shareholders and unitholders	1,890	1,909

Fixed charges for purposes of computation (C)	$15,357	$16,941

Interest coverage ratio (A÷B)	2.4x	2.3x

Fixed charge coverage ratio (A÷C)	2.1x	2.0x

Table 6

Computation of Debt Ratios

(Dollars in thousands)

	As of March 31,
	2010	2009
Total real estate assets per balance sheet	$2,112,027	$2,126,091
Plus:
Company share of real estate assets held in unconsolidated entities	99,567	123,846
Company share of accumulated depreciation - assets held in unconsolidated entities	9,251	7,407
Accumulated depreciation per balance sheet	643,642	571,199
Accumulated depreciation on assets held for sale	-	42,379

Total undepreciated real estate assets (A)	$2,864,487	$2,870,922

Total debt per balance sheet	$1,008,551	$1,090,388
Plus:
Company share of third party debt held in unconsolidated entities	123,520	82,867

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,132,071	$1,173,255

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	39.5%	40.9%

Total debt per balance sheet	$1,008,551	$1,090,388
Plus:
Company share of third party debt held in unconsolidated entities	123,520	82,867
Preferred shares at liquidation value	94,068	95,000

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,226,139	$1,268,255

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	42.8%	44.2%

Table 7

Calculation of Company Undepreciated Book Value Per Share

(Dollars in thousands)

March 31, 2010

Total Company shareholders’ equity per balance sheet	$1,002,730
Plus:
Accumulated depreciation, per balance sheet	643,642
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	3,822
Less:
Deferred charges, net, per balance sheet	(8,520)
Preferred shares at liquidation value	(94,068)

Total undepreciated book value (A)	$1,547,606

Total common shares and units (B)	48,772

Company undepreciated book value per share (A÷B)	$31.73